Exhibit 99.B(j)(3)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

ING Investors Trust

We consent to the use of our reports dated February 27, 2009, incorporated herein by reference, to ING Limited Maturity Bond Portfolio, ING PIMCO High Yield Portfolio, ING Index Plus International Equity Portfolio (formerly, ING VP Index Plus International Equity Portfolio), ING International Growth Opportunities Portfolio, ING BlackRock Large Cap Value Portfolio, ING Clarion Real Estate Portfolio, (formerly, ING Van Kampen Real Estate Portfolio), ING Growth and Income Portfolio II (formerly, ING Legg Mason Value Portfolio), ING JPMorgan Small Cap Core Equity Portfolio, ING JPMorgan Value Opportunities Portfolio, ING Lord Abbett Affiliated Portfolio, ING Pioneer Equity Income Portfolio, ING Pioneer Fund Portfolio, ING Stock Index Portfolio and ING Wells Fargo Small Cap Disciplined Portfolio, each a series of ING Investors Trust, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

April 28, 2009